GuideStone Funds Medium-Duration Bond Fund (the "Fund")
Goldman Sachs Asset Management, L.P.
CUSIP: 224044BV8
Quarterly Report from Adviser for the Quarter Ending 3/31/2009
PROCEDURES PURSUANT TO RULE 10f-3*


(1)    Name of Underwriters

    GS&Co., Barclays Capital, JP Morgan Securities, Royal
    Bank of Scotland,     Wachovia Securities

Comparable Securities
       (1)Barclays Capital, Citigroup Global Markets, Morgan
       Stanley, Blaylock Robert Van LLC, Cabrera Capital Markets,
       Castle Oak Securities, Samuel A Ramirez, Toussaint
       Capital Partners and        Williams Capital Group

       (2)JPMorgan, RBS Greenwich Capital, Wachovia
       Securities

       (3)Citigroup Global Markets, GS&Co., JPMorgan Securities, BOA Securities, Barclays Capital, Cabrera Capital Markets,
       DB Securities,        Greenwich Capital Markets Inc.,
       Mitsubishi UFJ Securities, MR Beal & Co., Williams Capital
       Group

(2)    Name of Issuer
    Cox Communications Inc.

Comparable Securities
       (1)  General Electric

       (2)  Nevada Power Co.

       (3)  AT&T Inc.

(3)    Title of Security
COXENT8 3/8 03/39

Comparable Securities
       (1)  GE 6 7/8 01/10/39

       (2)  NVE7 1/8 03/15/19

       (3)  T 6.55 02/15/39


(4)    Date of Prospectus or First Offering
    02/12/2009

Comparable Securities

       (1)  01/06/2009

       (2)  02/25/2009

       (3)  01/29/2009
(5)    Amount of Total Offering
    1,250,000,000

Comparable Securities
       (1)  4,000,000,000

       (2)  500,000,000

       (3)  2,250,000,000


(6)    Unit Price
    99.613

Comparable Securities
       (1)  98.478

       (2)  99.917

       (3)  99.437


(7)    Underwriting Spread or Commission
    0.8740%

Comparable Securities
       (1)  0.75%

       (2)  0.650%

       (3)  0.750%


(8)    Rating
    Baa3/BBB-/BBB

Comparable Securities
       (1)  Aa2/AA+/AA

       (2)  Baa3/BBB/BBB-

       (3)  A2/A/A


(9)    Maturity Date
    03/01/2039

Comparable Securities
       (1)  01/10/2039

       (2)  03/15/2019

       (3)  02/15/2039


(10)    Current Yield
8.408%
Comparable Securities
       (1)  6.981%

       (2)  7.131%

       (3)  6.587%


(11)    Yield to Maturity
    8.410%

Comparable Securities
       (1)  6.997%

       (2)  7.136%

       (3)  6.593%


(12)    Subordination Features
    Bonds

Comparable Securities
       (1)  Sr. Unsecured

       (2)  Genl Ref Mort

       (3)  Sr. Unsecured

*Rule 10f-3 procedures allow the Fund under certain conditions to purchase securities during the existence of an underwriting or selling syndicate, a principal underwriter of which is Goldman, Sachs & Co. or any of its affiliates or a principal underwriter of which is an officer, director, member of an advisory board, investment adviser or employee of Goldman Sachs Trust.


(13) Nature of Political Entity, if any, including in the case of revenue bonds, underlying entity supplying the revenue N/A


(14)    Total Par Value of Bonds Purchased:  500,000


(15)    Dollar Amount of Purchases ($:  498,065


(16)    Number of Shares Purchased:  500,000


(17) Years of Continuous Operation (excluding municipal securities; see(25)(d) below): The company has been in continuous operation for greater than three years.


(18)    % of Offering Purchased by Fund:  0.040%
(19)    % of Offering Purchased by all other GSAM managed
Portfolios and Accounts:  1.160%


(20)    Sum of (18) and (19)**:  1.20%


(21)    % of Fund's Total Assets applied to Purchase:  0.24%


(22)    Name(s) of Underwriter(s) or Dealer(s) from whom Purchased:
JPMorgan


(23) Is the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person", a Manager or Co-Manager of the Offering? Yes


(24) Were Purchases Designated as Group Sales or otherwise allocated to the Adviser, any Sub-Adviser or any person of which the Adviser or Sub-Adviser is an "affiliated person"? No


(25)    Have the following conditions been satisfied:

       (a) The securities were part of an issue registered under the Securities Act of 1933, as amended, which is being offered to the public, or were U.S. government securities, as defined in Section 2(a)(29) of the
       Securities Exchange Act of        1934, or were securities
       sold in an Eligible Foreign Offering or were securities sold in an Eligible Rule 144A Offering? Yes

(b)     The securities were purchased prior to the end of
the first day on which any sales to the public were made,
at a price        that was not more than the price paid by
each other purchaser of        securities in that offering
or in any concurrent offering of the securities (except, in the case of an Eligible Foreign Offering, for any rights to purchase required by law to be granted to existing security holders of the issue) or, if a rights offering, the securities were purchased on or before the fourth day preceding the day on which the rights offering terminated.
       Yes

(c)    The underwriting was a firm commitment underwriting?  Ye

(c) With respect to any issue of municipal securities
to be        purchased, did the securities receive an
investment grade rating from at least one
unaffiliated nationally recognized
       statistical rating organizations, or if the issuer of the municipal securities to purchased, or the entity
       supplying        the revenues from which the issue is
       to be paid , shall        have been in continuous o
       peration for less than three years
       (including the operation of any predecessors), did the securities receive one of the three highest ratings from one such rating organization? Yes

/s/ Steve Goldman
Portfolio Manager